Exhibit 10.16

INDEMNIFICATION AGREEMENT

Executive Officers

This Indemnification Agreement, dated as of ____________ __, 202_, is made by and between Private Bancorp of America, Inc. (the “Company”), and ______________________, an officer of the Company or its subsidiary bank (the “Indemnitee”).

A. The Company and Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers in connection with their activities in such capacities and by reason of their status as such;

B. The Company and Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most officers of the Company and its subsidiary bank;

C. The Company and Indemnitee recognize that the legal risks and potential liabilities associated with proceedings filed against the officers of the Company and its subsidiary bank bear no reasonable relationship to the amount of compensation received by the officers;

D. The Company believes, therefore, that the interest of the Company’s shareholders would be best served by a contract with certain officers of the Company and its subsidiary bank, including the Indemnitee, to indemnify them pursuant to Section 317 under California Corporations Code (“Code”) against personal liability for actions taken in the performance of their duties to the Company;

E. Section 317 of the Code empowers California corporations to indemnify their directors and officers;

F. The Board of Directors of the Company (the “Board of Directors”) has concluded that, to retain and attract talented and experienced individuals to serve as officers of the Company and its subsidiary bank and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify certain officers, and to assume for itself liability for expenses and damages in connection with claims against such officers with respect to their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its shareholders;

G. The Company desires and has requested the Indemnitee to serve or continue to serve as an officer of the Company or its subsidiary bank, free from undue concern for the risks and potential liabilities associated with such services to the Company or its subsidiary bank; and

H. The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the expressed condition, that he or she is furnished with the indemnification provided for herein.

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1. Definitions.

(a) “Expenses” means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee’s counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

(b) “Proceeding” means, for purposes of this Agreement, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including an action brought by or in the right of the Company) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer of the Company or its subsidiary bank, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

2. Indemnification.

(a) Third Party Proceedings. The Company shall indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company or its subsidiary bank or another subsidiary) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful, and provided that the Indemnitee is not and has not been subject to “clawback” related to the subject of the Proceeding under the then applicable clawback policy of the Company or its subsidiary bank.

(b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee against Expenses and amounts paid in settlement, actually and reasonably incurred by Indemnitee, in connection with a Proceeding, by or in the right of the Company to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, provided that the Indemnitee is not and has not been subject to “clawback” related to the subject of the Proceeding under the then applicable clawback policy of the Company or its subsidiary bank. Notwithstanding the foregoing, no indemnification shall be made in respect of (i) any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Company or its subsidiary bank in the performance of Indemnitee’s duty to the Company and its shareholders or the Company’s subsidiary bank; and (ii) any amounts paid by Indemnitee in settling or otherwise disposing of a pending action without court approval; and (iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

3. Limitations on Indemnification. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director or officer may not be relieved of liability under Section 204 of the California General Corporation Law or for expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate Company or bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Company or its subsidiary bank.

(b) Regulatory Actions. To indemnify Indemnitee if such indemnification would not comply with 12 CFR Part 359 (with respect to certain regulatory actions).

(c) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors has by resolution approved the initiation or bringing of such suit.

(d) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or were made frivolously.

(e) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company or any other policy of insurance maintained by the Company or Indemnitee.

(f) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(g) Claims Arising from Matters Subject to Clawback. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever related to matters that are or have been subject to “clawback” under the then applicable clawback policy of the Company or its subsidiary bank or under any compensation arrangement with Indemnitee.

4. Determination of Right to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 2, the Company shall determine by any of the methods set forth in Section 317(e) of the California Corporations Code whether Indemnitee has met the applicable standards of conduct which makes it permissible under applicable law and under this Agreement to indemnify Indemnitee.

5. Advancement and Repayment of Expenses. The Expenses incurred by Indemnitee in defending and investigating any Proceeding as to which the Board of Directors has determined under Section 4 that indemnification is to be provided or is to be conditionally provided pending final determination of the right to indemnification under this Agreement based on such conditions as the Board of Directors may determine in its discretion, shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee the copies of invoices presented to Indemnitee for such Expenses, if Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. Notwithstanding the foregoing, in a proceeding brought by the Company directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Company shall not be required to make the advances called for hereby if the Board of Directors determines, in its sole discretion, that it does not appear that Indemnitee has met the standards of conduct which make it permissible under applicable law and required by this Agreement to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its shareholders.

6. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled.

7. Notice to Company by Indemnitee. Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof, provided that any delay in so notifying Company shall not constitute a waiver by Indemnitee of his rights hereunder. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

8. Maintenance of Liability Insurance.

(a) The Company hereby agrees that so long as Indemnitee shall continue to serve as an officer of the Company or its subsidiary bank, the Company, subject to Section 8(b), shall use commercially reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”).

(b) Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

9. Defense of Claim. In the event that the Company shall be obligated under Section 5 hereof to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel chosen by the Company upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense.

10. Attorneys’ Fees. In the event that Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the prevailing party shall be entitled to attorneys’ fees.

11. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer of the Company or its subsidiary bank, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

12. Successors and Assigns. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

13. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s shareholders or disinterested directors, other agreements or otherwise.

14. Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Company’s Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was a director, officer, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

15. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company or its subsidiary bank to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

17. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and received for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the fifth business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

18. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its or its subsidiary bank’s officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

By:
(Title)

Address:

INDEMNITEE:

(Type Name)

(Signature)

(Address)